As filed with the Securities and Exchange Commission on September 12, 2007
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	13-2740040

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Winstead Drive, Cary North Carolina	27513

(Address of Principal Executive Offices)	(Zip Code)
Business.com, Inc. 2000 Stock Incentive Plan
and
Business.com, Inc. 2004 Stock Plan
(Full title of the plans)
Robert J. Bush, Esq.
Senior Vice President, General Counsel and Corporate Secretary
R.H. Donnelley Corporation
1001 Winstead Drive
Cary, North Carolina 27513
(919) 297-1600
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be	Proposed maximum	Proposed maximum	Amount of
to be registered	registered(1)	offering price	aggregate	registration fee(4)(5)
		per share	offering price

Common Stock, par value $1 per share	55,786(2)	$59.47 (4)	$3,317,593(4)
	196,826(3)	$10.01(5)	$1,969,377(5)

Total	252,612		$5,286,970	$162.31
(1)
Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plans.

(2)
Represents the maximum number of shares of common stock of R.H. Donnelley Corporation (“RHD”), par value $1 per share (“Common Stock”), authorized for issuance pursuant to the grant or exercise of future awards pursuant to the Business.com, Inc. 2000 Stock Incentive Plan (5,143 shares) and the Business.com, Inc. 2004 Stock Plan (50,643 shares) (collectively, the “Plans”) being registered hereon.

(3)
Represents the maximum number of shares of Common Stock issuable upon exercise of outstanding options with fixed exercise prices pursuant to the Business.com, Inc. 2000 Stock Incentive Plan (1,066 shares) and the Business.com, Inc. 2004 Stock Plan (195,760 shares).

(4)
Solely for the purpose of calculating the filing fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (“Securities Act”), the offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on September 6, 2007.

(5)
Solely for the purpose of calculating the filing fee pursuant to Rule 457(h) under the Securities Act, the offering price per share and the aggregate offering price are based upon the weighted-average exercise price for shares subject to outstanding options granted pursuant to the Plans.

PART I
INFORMATION REQUIRED IN THE 10(a) PROSPECTUS
This Registration Statement on Form S-8 is being filed by RHD to register 252,612 shares of Common Stock, in the aggregate, issuable (1) upon exercise of outstanding options with fixed exercise prices pursuant to the Business.com, Inc. 2000 Stock Incentive Plan (1,066 shares) and the Business.com, Inc. 2004 Stock Plan (195,760 shares) and (2) pursuant to the grant or exercise of future awards pursuant to the Business.com, Inc. 2000 Stock Incentive Plan (5,143 shares) and the Business.com, Inc. 2004 Stock Plan (50,643 shares). As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I of Form S-8. The document containing the information specified in Part I will be delivered to the participants in the Plans as required by Rule 428(b) under the Securities Act. This document is not being filed with the Commission as part of this Registration Statement or a prospectus or prospectus supplement pursuant to Rule 424.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed by RHD with the Commission are incorporated by reference herein and shall be deemed a part hereof:
(a)	RHD’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Commission on March 15, 2007 (File/Film No. 001-07155/07695198).

(b)
RHD’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007 and June 30, 2007, filed with the Commission on May 10, 2007 (File/Film No. 001-07155/07835626) and July 27, 2007 (File/Film No. 001-07155/071005930), respectively.

(c)
RHD’s Current Reports on Form 8-K filed with the Commission on January 24, 2007 (File/Film No. 001-07155/07548147), March 26, 2007 (File/Film No. 001-07155/07716670), July 27, 2007 (File/Film No. 001-07155/071005336), July 27, 2007 (File/Film No. 001-07155/071005342), and August 28, 2007 (File/Film No. 001-07155/071083879).

(d)	The description of RHD’s Common Stock contained in RHD’s Registration Statement on Form S-3 filed with the Commission on November 28, 1986.
     All documents filed by RHD pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act

after the date hereof and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. RHD is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including without limitation our compensation committee report and performance graph (included in the Annual Report on Form 10-K) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     The validity of the shares of Common Stock will be passed upon for RHD by Robert J. Bush, Senior Vice President, General Counsel and Corporate Secretary of RHD. As of September 6, 2007, Mr. Bush held 4,668 shares of Common Stock and held options to purchase another 94,362 shares of Common Stock and stock appreciation rights with respect to another 64,262 shares of Common Stock.
Item 6. Indemnification of Directors and Officers.
     Under Section 145 of the Delaware General Corporation Law, RHD may indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. RHD’s certificate of incorporation provides that RHD will indemnify, to the fullest extent permitted or authorized under applicable law, as it may from time to time be amended, including Section 145 of the Delaware General Corporation Law, any person made a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of RHD, or is or was serving at RHD’s request as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by RHD’s certificate of incorporation is not exclusive of any other rights to which any person seeking indemnification may be entitled under RHD’s bylaws, any agreement, vote of stockholders or disinterested directors or otherwise. This indemnification extends to both his or her official actions and his or her actions in another capacity while holding a position with RHD. Further, coverage shall continue as to a person who has ceased to be a director, officer, employee or agent of RHD and shall inure to the benefit of his or her heirs, executors and administrators.
     In accordance with its certificate of incorporation, RHD has purchased directors’ and officers’ liability insurance that covers certain liabilities and expenses of RHD’s directors and officers.
Item 7. Exemption from Registration Claimed.
     Not applicable.

Item 8. Exhibits.
     The Exhibits to this Registration Statement are listed in the Exhibit Index immediately following the signature pages hereto.
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 12, 2007.

R.H. DONNELLEY CORPORATION

By:	/s/ Robert J. Bush

Robert J. Bush Senior Vice President, General Counsel and Corporate Secretary
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven M. Blondy and Robert J. Bush, and each of them (with full power each to act alone), as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ David C. Swanson David C. Swanson	Chairman and Chief Executive Officer (Principal Executive Officer)	September 11, 2007
/s/ Steven M. Blondy Steven M. Blondy	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 11, 2007
/s/ Karen E. Palczuk Karen E. Palczuk	Interim Controller and Assistant Vice President – Process and Performance Management (Interim Principal Accounting Officer)	September 11, 2007
/s/ Michael P. Connors Michael P. Connors	Director	September 11, 2007
/s/ Nancy E. Cooper Nancy E. Cooper	Director	September 7, 2007
/s/ Robert Kamerschen Robert Kamerschen	Director	September 7, 2007
/s/ Thomas E. Reddin Thomas E. Reddin	Director	September 10, 2007

/s/ Alan F. Schultz Alan F. Schultz	Director	September 11, 2007
/s/ David M. Veit David M. Veit	Director	September 11, 2007
/s/ Barry Lawson Williams Barry Lawson Williams	Director	September 11, 2007
/s/ Edwina Woodbury Edwina Woodbury	Director	September 10, 2007

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Counsel
23.1	Consent of KPMG LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Counsel (included in the opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included as part of the signature page of this registration statement)